EXHIBIT 99.1

AltaVista Company Announces Completion of Sale of Business to Overture Services, Inc.

PALO ALTO, Calif.—April 28, 2003—AltaVista Company, a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), today announced that it has completed its previously announced transaction with Overture Services, Inc. (Nasdaq: OVER).

In accordance with the terms of the acquisition agreement announced on February 18, 2003, Overture has acquired AltaVista’s business for $60 million in cash and 4,274,670 shares of Overture common stock, and has assumed certain of AltaVista’s liabilities.

Contact:

CMGI, Inc.

John Stevens, 978/684-3655